ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of December 22, 2006 (the "Agreement"), by and among CPAC, Inc., a New York corporation ("Company"), Buckingham CPAC, Inc., a Delaware corporation ("Parent"), and Buckingham CPAC Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub").

R E C I T A L S:

            WHEREAS, the respective boards of directors of Parent, Acquisition Sub and Company have each approved this Agreement and the merger of Acquisition Sub with and into Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement; and

            WHEREAS, Parent, Acquisition Sub and Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and intending to be legally bound by this Agreement, Parent, Acquisition Sub and Company agree as follows:

ARTICLE I.
THE MERGER

            Section 1.01    The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with the New York Business Corporation Law (the "BCL"), Acquisition Sub shall be merged with and into Company. Following the Merger, the separate corporate existence of Acquisition Sub shall cease and Company shall continue as the surviving corporation. Company, as the surviving corporation after the Merger, is sometimes referred to as the "Surviving Corporation."

            Section 1.02    Closing; Effective Time.

            (a)       The closing of the Merger (the "Closing") will take place at 10:00 a.m. on the earliest Business Day after satisfaction or waiver of conditions set forth in Article V (but no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article V), at the offices of Chamberlain, D'Amanda, Oppenheimer, & Greenfield, LLP, unless another date, time or place is agreed to in writing between Parent and Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

            (b)       Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the parties hereto shall file a Certificate of Merger of Acquisition Sub into Company (the "Certificate of Merger"), in accordance with Section 904 of the BCL, with the New York Department of State, in such form as required by, and executed and attested in accordance with the relevant provisions of, the BCL. The Merger shall become effective upon the filing of the

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Certificate of Merger (the time of such filing (or such later time as is specified in such Certificate of Merger as agreed between Parent and Company) being the "Effective Time").

            Section 1.03    Effect of the Merger. At the Effective Time, and without the necessity of any action by or on behalf of the Constituent Corporations or either of them, the effect of the Merger shall be as provided in the applicable provisions of the BCL. Without limiting the generality of the applicable provisions of the BCL, at the Effective Time all the property, rights, privileges, powers and franchises of the Constituent Corporations shall vest in the Surviving Corporation, and all Liabilities and duties of the Constituent Corporations shall become the Liabilities and duties of the Surviving Corporation.

            Section 1.04    Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either Company or Acquisition Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

            Section 1.05    Certificate of Incorporation; By-Laws; Directors and Officers.

            (a)       At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read in the form of the Certificate of Incorporation of the Acquisition Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with their terms and as provided by applicable Laws and this Agreement, except that, as of the Effective Time, Article I of such Certificate of Incorporation shall be amended to reflect the name of the Surviving Corporation designated by Parent.

            (b)       At the Effective Time, the By-Laws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and the By-Laws of the Surviving Corporation provided that the By-Laws of the Surviving Corporation shall be consistent with the provisions of Section 4.09 of this Agreement.

            (c)       The directors and officers of Acquisition Sub immediately prior to the Effective Time shall be the only directors and officers of the Surviving Corporation as of the Effective Time.

            Section 1.06    Conversion of Shares. At the Effective Time, automatically by virtue of the Merger and without any action on the part of the Constituent Corporations or the holder of any of the following securities:

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            (a)       Each share of Common Stock of Company (a "Share") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.06(b) and any Dissenting Shares) shall be canceled and be converted into the right to receive $8.65 in cash payable to the holder of such Shares, without interest (the "Merger Consideration"), upon surrender of the certificate representing such Share, less any amounts withheld pursuant to Section 1.08(e). From and after the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares, without interest, upon the surrender of such certificate in accordance with Section 1.08.

            (b)       Each Share held in the treasury of Company or owned by any Subsidiary and each Share owned by Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall be canceled and no payment or other consideration shall be made with respect thereto or in exchange therefor.

            (c)       Each share of common stock, $0.01 par value, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

            Section 1.07    Dissenting Shares.

            (a)       Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding as of the Effective Time and that are held by any record holder who has not voted to approve the Certificate of Merger or consented thereto in writing and is otherwise entitled to demand, and who has properly exercised, preserved and perfected dissenters' rights in accordance with Section 623 of the BCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration but shall instead become the right to receive such consideration as may be determined to be due in respect of such Dissenting Shares pursuant to the BCL; provided, however, that any holder of Dissenting Shares who shall have failed to perfect or shall have withdrawn or lost his dissenters' rights with respect to such Dissenting Shares, in each case under the BCL, shall forfeit his dissenters' rights with respect to such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration without interest, upon surrender of the certificates representing such Shares in accordance with Section 1.08. Payments with respect to any Dissenting Shares will be made only as required by the BCL and will be made by the Surviving Corporation from its own separate funds. Notwithstanding anything to the contrary contained in this Section 1.07(a), if the Merger is rescinded or abandoned, then the right of any shareholder to be paid the fair value of such shareholder's Dissenting Shares shall terminate.

            (b)       Company shall give Parent (i) prompt written notice of any notices of intent to demand payment, any withdrawals of such notices received by Company and any other related instruments served pursuant to the BCL and received by Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for payment under the BCL. Company shall not, except with the prior written consent of Parent (which consent will not

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be withheld unreasonably), make any payment with respect to any demands for appraisal or negotiate.

            Section 1.08    Surrender of Shares; Stock Transfer Books.

            (a)       Prior to the Effective Time, Parent shall designate Continental Stock Transfer and Trust Co. to act as paying agent in the Merger (the "Paying Agent") and to receive the funds necessary to make the payments contemplated by Section 1.06(a). Parent shall, at or prior to the Effective Time, make available or cause to be made available to the Paying Agent cash in amounts necessary for the payment of the Merger Consideration under Section 1.08(b) to which holders of Shares shall be entitled at the Effective Time pursuant to Section 1.06(a). Such funds shall be invested by the Paying Agent as directed by Parent. Any net profits resulting from, or interest or income produced by, such investments shall be payable as directed by Parent.

            (b)       As soon as reasonably practicable after the Effective Time, but in no event later than five (5) Business Days thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Shares (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration as provided in Section 1.06(a). Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange for such Certificate the Merger Consideration, and the Certificate so surrendered shall immediately be canceled.

            (c)       If payment of the Merger Consideration in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent or the Paying Agent that such tax either has been paid or is not payable. If a mutilated Certificate is surrendered to the Paying Agent or if the holder of a Certificate submits an affidavit to the Paying Agent stating that the Certificate has been lost, destroyed or wrongfully taken, such holder shall, if required by Parent, furnish an indemnity bond sufficient in the reasonable judgment of Parent to protect Parent, the Surviving Corporation and the Paying Agent from any loss that any of them may suffer. Until surrendered as contemplated by this Section 1.08, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 1.08, without interest thereon.

            (d)       Promptly following the date which is one year after the Effective Time, the Paying Agent shall deliver to Parent all cash, certificates and other documents in its possession relating to the transactions contemplated by this Agreement, and the Paying Agent's duties shall

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terminate. Thereafter, each holder of a Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares to be canceled pursuant to Section 1.06(b)) shall look only to the Parent (subject to abandoned property, escheat or other similar Laws), and only as general creditors thereof, with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by such holder, without any interest thereon. Notwithstanding the foregoing, none of Parent, Acquisition Sub, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates have not been surrendered prior to the third anniversary of the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

            (e)       Parent (or any Affiliate thereof) or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Parent or the Paying Agent.

            (f)       All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates. At the Effective Time, the stock transfer books of Company shall be closed and thereafter there shall not be any further registration of transfers of Shares that were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration as provided in Section 1.06(a) and this Section 1.08.

            Section 1.09    Stock Plans. Prior to the Effective Time, the Board of Directors of Company shall adopt appropriate resolutions and take all other actions necessary to cause each holder of an issued and outstanding option or similar right to purchase Common Stock, whether or not then vested or exercisable (an "Option") pursuant to any stock option or similar plans, agreements or arrangements of Company including any related award agreements (collectively, the "Stock Plans"), to enter into an Option Cancellation Agreement, in substantially the form attached to this Agreement as Exhibit A (an "Option Cancellation Agreement"), pursuant to which such holder will agree to cancellation of his or her Options immediately prior to the Effective Time in exchange for an amount equal to (i) the amount by which the Merger Consideration exceeds the applicable exercise price of such Option (as provided in the Option Cancellation Agreement) or (ii) such other amount as may be agreed upon with any holder of an Option that is exercisable at a price less than the Merger Consideration, provided that the aggregate amount payable pursuant to this Section 1.09 shall not exceed the amount set forth in Schedule 1.09 and, in each case, net of such amounts as may be required to be deducted and

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withheld with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that any amounts are so deducted and withheld, those amounts shall be treated as having been paid to the holder of that Option for all purposes under this Agreement. Company shall take all action to ensure that all Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Company or any Subsidiary, shall automatically terminate as of the Effective Time, and that any holder of issued and outstanding awards thereunder will have no rights other than the right to receive the payment in cancellation and settlement thereof as provided in the Option Cancellation Agreement. Prior to the Effective Time, the Board of Directors, or the Stock Option Committee thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC to approve the disposition by any officer or director of Company who is a covered person of Company for purposes of Section 16 under the Exchange Act of Shares or Options pursuant to this Agreement and the Merger for purposes of qualifying the disposition as an exempt transaction under Section 16 under the Exchange Act.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES
OF PARENT AND ACQUISITION SUB

            Except as set forth in the corresponding sections or subsections of the disclosure schedules to this Agreement, Acquisition Sub and Parent jointly and severally represent and warrant to Company as set forth below.

            Section 2.01    Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Acquisition Sub is a corporation duly organized and validly existing under the Laws of the State of New York. Parent and Acquisition Sub have all requisite corporate power and authority to execute and deliver this Agreement and to carry out each of the transactions contemplated by this Agreement, including the Merger (the "Transactions").

            Section 2.02    Authority. The execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby have been duly authorized and approved by the respective boards of directors of Parent and Acquisition Sub and Parent's Investment Committee. No other or further corporate act or proceeding on the part of Parent or Acquisition Sub or their respective shareholders is necessary to authorize or approve this Agreement or the consummation of the Transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub and, assuming due authorization, execution and delivery by Company, constitutes the legal, valid and binding obligation of Parent and Sub, enforceable against each in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors' rights generally, and by general equitable principles.

            Section 2.03    No Violation. Neither the execution and delivery of this Agreement nor the consummation by Parent and Acquisition Sub of the Transactions contemplated hereby, assuming all notices, reports or other filings specifically described in this Section 2.02 have been given or made, will violate any Laws or Orders of any Governmental Entity applicable

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to Parent or Acquisition Sub. Neither Parent nor Acquisition Sub is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions contemplated hereby except for (i) the filing of the Proxy Statement with the SEC and applicable requirements, if any, of the Exchange Act, (ii) if applicable, the pre-merger notification requirements of the HSR Act, (iii) the filing of the Certificate of Merger as required by the BCL, (iv) filings as may be required by any applicable state takeover or "blue sky" Laws and (v) filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No waiver, consent, approval, authorization, exemption of, or any other action by, any Governmental Entity is required to be obtained or made by Parent or Acquisition Sub in connection with its execution, delivery or performance of this Agreement or the consummation of the Transactions contemplated hereby, except (A) where the failure to obtain such waivers, consents, approvals or authorizations would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or (B) in connection with any submission required above.

            Section 2.04    Brokers. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's, financial advisor's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Acquisition Sub.

            Section 2.05    Proxy Statement. None of the information supplied in writing by or on behalf of Parent or Acquisition Sub for inclusion in the Proxy Statement (the "Parent Information") will, on the date the Proxy Statement is first mailed to shareholders or at the time of Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 2.06    Financing. At the Effective Time, Parent will have, and will make available to Acquisition Sub, the funds necessary to consummate the Merger and the other Transactions contemplated by this Agreement, and to pay related fees and expenses. Parent has made available to Company copies of all commitment letters, letters of intent, term sheets and similar documents with respect to pending or proposed commitments of any third parties to lend or otherwise commit funds with respect to the Merger and the Transactions contemplated hereby. Parent is capable of fulfilling, and knows of no conditions affecting it, Buckingham) or their respective affiliates that would make it unable or unlikely to fulfill any condition reflected in any such commitment letters, letters of intent, term sheets and similar documents.

            Section 2.07    No Ownership of Shares. As of the date hereof, neither Parent, Buckingham nor any of their respective Subsidiaries or Affiliates owns any Shares or other securities convertible into Shares.

            Section 2.08    No Litigation. There is no Litigation pending or, to Parent's or Acquisition Sub's Knowledge, threatened against Parent, Acquisition Sub, Buckingham, the directors or officers of Parent, Acquisition Sub, Buckingham or their respective Affiliates (in such capacity) that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

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ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF COMPANY

            Except as set forth in the corresponding sections or subsections of the disclosure schedules to this Agreement, Company represents and warrants to Parent and Acquisition Sub as set forth below.

            Section 3.01    Organization. (a) Each of Company and the Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii)(A) has all requisite corporate power and authority and (B) has any necessary governmental authority and approvals to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and (iii) is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification or licensing necessary, except, in the case of subsections (ii)(B) and (iii) hereof, for any such failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Company has made available to Parent true correct and complete copies of the certificates of incorporation and bylaws (or comparable organizational documents) of Company and each Subsidiary. Neither Company nor any of the Subsidiaries is in default in the performance, observance or fulfillment of any provision of its articles of organization or bylaws (or comparable organizational documents).

            (b)       A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock owned by Company or another Subsidiary, is set forth in Schedule 3.01(b). Other than the Subsidiaries and as set forth in Schedule 3.01(b) Company does not own, directly or indirectly, any equity or other ownership interests of any Person. Except as set forth in Schedule 3.01(b), all of the outstanding capital stock of each Subsidiary is owned directly or indirectly by Company free and clear of all Liens, except Permitted Liens, and is validly issued, fully paid and nonassessable and except as set forth in Schedule 3.01(b), there are no outstanding subscriptions, options, warrants, puts, calls, rights or agreements of any kind relating to the issuance, sale, transfer or voting of any capital stock or other equity interests of any such Subsidiary.

            (c)       The authorized capital stock of Company consists entirely of 30,000,000 shares of Common Stock, par value $.01 per share. As of the close of business on September 30, 2006, (i) 4,946,774 shares of Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) 4,946,774 shares of Common Stock have been reserved for issuance in connection with the Rights Agreement; and (iii) 1,094,300 shares of Common Stock were reserved for issuance pursuant to the Stock Plans, of which 754,300 shares of Common Stock were subject to outstanding Options. There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) of Company or any Subsidiary issued and outstanding ("Voting Debt"). Except as set forth in Schedule 3.01(c), and except for Company's obligations under the Rights Agreement, including with respect to the common stock purchase rights issued under the Rights Agreement (the "Rights"), there are no (x) securities convertible into or exchangeable for

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any capital stock or other securities of Company or (y) options, warrants, calls, pre-emptive rights, subscriptions, commitments, "phantom" stock rights, stock appreciation rights, stock-based performance units, Contracts, arrangements or other rights of any kind to which Company or any Subsidiary is a party or by which Company or any Subsidiary is bound obligating Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interests in, Company or any Subsidiary or obligating Company or any Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, Contract, arrangement or undertaking, or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the Common Stock. Schedule 3.01(c) sets forth a listing of all outstanding vested and unvested Options as of the date hereof (indicating which Options will vest upon consummation of the Merger) and the exercise prices thereof. Except as set forth on Schedule 3.01(c), there are no voting trusts or other agreements or understandings to which Company or any Subsidiary is a party with respect to the voting, issuance or transfer of the capital stock of Company or any of the Subsidiaries, and there are no outstanding contractual obligations of Company or any Subsidiary to (A) repurchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests in, Company or any Subsidiary or (B) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of the Subsidiaries, including puts, calls, rights of first refusal or similar rights. Company has made available to Parent a complete and correct copy of the Rights Agreement, as amended to the date of this Agreement.

            Section 3.02    Authority. Company has all necessary corporate power and authority to enter into this Agreement and (subject to, with respect to the Merger, the approval and adoption of this Agreement by Company's shareholders in accordance with the BCL) to carry out its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Company and the consummation by Company of the Transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of Company (subject to, with respect to the Merger, the approval and adoption of this Agreement by Company's shareholders in accordance with the BCL), and no other corporate action or proceeding is necessary for the execution and delivery of this Agreement, the performance by Company of its obligations hereunder and the consummation by Company of the Transactions (subject to, with respect to the Merger, the approval and adoption of this Agreement by Company's shareholders in accordance with the BCL). This Agreement has been duly executed and delivered by Company and, assuming due authorization, execution and delivery by the Parent and Acquisition Sub, constitutes the legal, valid and binding obligation of Company, enforceable against it in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors' rights generally, and by general equitable principles.

            Section 3.03    No Violation.

            (a)       The execution and delivery of this Agreement by Company do not, and the performance of this Agreement and the Transactions by Company will not, (i) assuming all notices, reports or other filings described in clauses (i) through (v) of Section 3.03(b) have been given or made, conflict with or violate any Law, Permit or Order of any Governmental Entity

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applicable to Company or any Subsidiary or by which any of its property is bound or affected, (ii) violate or conflict with either the Certificate of Incorporation or By-Laws of Company or comparable organizational documents of any Subsidiary or, (iii) except as set forth in Schedule 3.03(a), result in any violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default), or impair Company's rights or alter the rights or obligations of any third party under, or result in any increased, additional or guaranteed rights or entitlements of any Person under, or create any obligation to make a payment to any other Person under, or give to others any rights of termination, amendment or cancellation of, or accelerate the performance required by, or result in the creation of a Lien or encumbrance on any of the property or assets of Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, agreement, Contract, instrument, Permit, license, franchise or other obligation to which Company or any Subsidiary is a party or by which it or its property is bound or affected, except, with respect to clauses (i) and (iii) of this Section 3.03(a), for conflicts, violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

            (b)       Except for (i) the filing of the Proxy Statement with the SEC and applicable requirements, if any, of the Exchange Act, (ii) if applicable, the pre-merger notification requirements of the HSR Act, (iii) the filing of the Certificate of Merger as required by the BCL, (iv) filings as may be required by any applicable state takeover or "blue sky" Laws and (v) filings, the failure of which to be obtained or made, would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Company is not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions. No waiver, consent, approval, authorization, exemption of, or any other action by, any Governmental Entity is required to be obtained or made by Company in connection with its execution, delivery or performance of this Agreement or the consummation of the Transactions, except (A) where the failure to obtain such waivers, consents, approvals or authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) in connection with any submission required above.

            Section 3.04    SEC Filings; Financial Statements; Sarbanes-Oxley Act.

            (a)       Company has made available to Parent a true, correct and complete copy of Company's Annual Report on Form 10-K for the year ended March 31, 2006 (the "Company Form 10-K"), quarterly reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006, current reports on Form 8-K filed at any time between March 31, 2006 and the date of this Agreement, and the definitive proxy statement for the annual meeting of stockholders of Company held on August 15, 2006, in each case including all amendments thereof and all as filed by Company with the SEC (collectively, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and none of the Company's SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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            (b)       The financial statements of Company included in the Company's SEC Documents (collectively, the "Company Financials") comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments that are not material), in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

            (c)       Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by Company was accompanied by the certifications required to be filed or submitted by Company's principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act.

            (d)       There are no outstanding loans made by Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Company. The Company has not since the enactment of the Sarbanes-Oxley Act taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

            Section 3.05    Financial Controls. The management of Company has (a) established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act and to the extent applicable to Company as of the date of this Agreement) to ensure that material information relating to Company, including its consolidated Subsidiaries, is made known to the management of Company (including its principal executive officer and principal financial officer) by others within those entities, particularly during periods in which the periodic reports required under the Exchange Act are being prepared, (b) established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act and to the extent applicable to Company as of the date of this Agreement) sufficient to provide reasonable assurance regarding the reliability of Company's financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP and (c) has disclosed, based on its most recent evaluation of internal controls over financial reporting, to Company's auditors and the audit committee of Company's Board of Directors (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company's internal controls over financial reporting. Company has disclosed to Parent prior to the date hereof all disclosures described in clause (c) of the immediately preceding sentence.

            Section 3.06    Tax Matters.

            (a)       Except as set forth on Schedule 3.06, All Tax Returns required to be filed with respect to Company and its Subsidiaries for all Taxable Periods ending prior to the date hereof have been duly and timely (within any applicable extension periods) filed with the appropriate

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Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true, correct and complete, and all Taxes (whether or not shown to be due and payable on such Returns) required to be paid have been paid. Company and its Subsidiaries have set up reserves for the payment of all material Taxes not yet due and payable, and any penalties or fines related to all Tax Returns, that adequately cover all Taxable Periods ending prior to the date hereof, except that Company has not established a reserve for taxes which may become due if in the future funds are repatriated from foreign subsidiaries.

            (b)       Company and each Subsidiary has duly withheld and paid all Taxes that it is required to withhold and pay in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

            (c)       Except as set forth on Schedule 3.06(c), none of the Tax Returns of Company and its Subsidiaries filed with respect to Tax years beginning on or after March 31, 2005 or, to the Knowledge of Company, any prior Tax year, has been or is currently being examined by the IRS or relevant state, local or foreign taxing Authorities or Governmental Entities. Except as set forth on Schedule 3.06(c), there are no examinations or other administrative or court proceedings relating to Taxes or Tax Returns in progress or pending with respect to which Company or any of its Subsidiaries has received written notice.

            (d)       Except as set forth on Schedule 3.06(d), no payment made or to be made to any current or former employee or director of Company or any of its Subsidiaries as a result of the Transactions contemplated by this Agreement (either alone or in conjunction with any other events such as a termination of employment) and no trustee under any rabbi trust "or similar arrangement in connection with any Employee Benefit Plan will constitute an excess parachute payment" within the meaning of Section 280G of the Code or will be nondeductible under Section 162(m) of the Code.

            (e)       There are no Liens for Taxes, other than for current Taxes not yet due and payable, on the assets of Company or any of its Subsidiaries.

            (f)       During the five year period ending on the date hereof, neither Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

            Section 3.07    Absence of Certain Changes. Except as expressly provided in this Agreement or as set forth in Schedule 3.07 or in the Available Company SEC Documents, since September 30, 2006: (a) the business of Company and the Subsidiaries has been conducted in the ordinary course consistent with past practice; (b) there has not been any event, condition, change or development, or worsening of any existing event, condition, change or development that, individually or in combination with any other event, condition, change, development or worsening thereof, has had or could reasonably be expected to have a Material Adverse Effect; (c) there has not been any damage, destruction or loss (whether or not covered by insurance) with respect to any of the assets of Company or any of its Subsidiaries, except for damage, destruction or loss as would not, individually or in the aggregate, have a Material Adverse Effect; (d) neither Company nor any of its Subsidiaries has engaged in any material transaction or entered into any material agreement or commitments outside the ordinary course of business or, except as and to

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the extent disclosed in the Available Company SEC Documents, revalued any material assets of Company or any Subsidiary resulting in an impairment charge; (e) there has not been any change in any material method of accounting, except insofar as may have been required by a change in GAAP; (f) there has not been any material strike or material work slowdown instituted by or involving the employees of Company or any of its Subsidiaries; (g) there have not been any issuances of capital stock or other ownership interests or securities convertible into or exchangeable for shares of capital stock or other ownership interest of Company or any of its Subsidiaries thereof, or any changes in the certificate of incorporation or bylaws (or equivalent creation or organizational document) of Company or any of its Subsidiaries; (h) there have not been any dividends or distributions of the capital stock of Company or any non-wholly-owned Subsidiary thereof, or any redemption, return of capital or similar transactions with respect to the capital stock of Company or any non-wholly-owned Subsidiary thereof; or (i) there have not been any Contracts, agreements, commitments or understandings entered into by Company or any Subsidiary thereof to do any of the foregoing.

            Section 3.08    No Litigation. There is no Litigation pending or, to Company's Knowledge, threatened against Company, any Subsidiary, the directors or officers of Company or any Subsidiary (in such capacity) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. There is no Litigation pending or, to the Knowledge of Company, threatened against Company or the Subsidiaries, including, without limitation, any Litigation which seeks to prevent consummation of the Transactions or which seeks damages in connection with the Transactions, and no temporary restraining order, preliminary or permanent injunction or other Order or decree which prevents the consummation of the Transactions has been issued and remains in effect.

            Section 3.09    Environmental Matters

            (a)       Except as set forth in the Environmental Reports, Company and each Subsidiary are in material compliance with all applicable Environmental Laws, and any present or former noncompliance with applicable Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect.

            (b)       Except as set forth in the Environmental Reports, Company and each Subsidiary have all Environmental Permits necessary for the conduct of its business and the operation of its facilities except where the failure to have any such Environmental Permit would not individually or in the aggregate have a Material Adverse Effect.

            (c)       Except as set forth in the Environmental Reports, Company and each Subsidiary are and have been in compliance with all Environmental Permits, and any noncompliance with such Environmental Permits would not, individually or in the aggregate, result in a Material Adverse Effect.

            (d)       Neither Company nor any Subsidiary has received written communications from any Governmental Entity or other Person alleging that Company or any Subsidiary has in any material way violated or is in material violation of any Environmental Law or Environmental Permit.

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            (e)       Except as set forth on Schedule 3.09(e) or in the Environmental Reports, there are no Environmental Claims pending or, to the Knowledge of Company, threatened (i) against Company or any Subsidiary or (ii) against any Person whose liability for any such Environmental Claim Company or any Subsidiary has retained or assumed, either contractually or by operation of law.

            (f)       Except as set forth on Schedule 3.09(f) or in the Environmental Reports, there have been no Releases of any Hazardous Substances at any Owned Real Property or Leased Real Property or any property used by Company or any Subsidiary that could reasonably be expected to result in any Environmental Claim against Company or any Subsidiary.

            (g)       Complete and accurate copies of all environmental site assessment reports, investigation, remediation or compliance studies, audits, assessments or similar documents which are in the possession, custody or control of Company or any of its Subsidiaries have been made available to Parent.

            Section 3.10    Compliance with Laws and Orders.

            (a)       Company and each Subsidiary are in compliance with all applicable Laws and Orders, except for such instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither Company nor any Subsidiary has received any notice of any violation or alleged violation of any Laws or Orders. All reports, filings and returns required to be filed by or on behalf of Company or any Subsidiary with any Governmental Entity have been filed, except where the failure to so file would not reasonably be expected to have a Material Adverse Effect.

            (b)       Except as set forth on Schedule 3.10(b), Company and each Subsidiary has all necessary Permits and/or all necessary exemptions from Permits required for the current conduct of its business and the operation of its facilities, except for instances where the failure to have such Permits and/or exemptions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Company and each Subsidiary (including its respective business and assets) is in compliance with all Permits except for such instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither Company nor any Subsidiary has received notice of any violation or alleged violation of any Permit.

            Section 3.11    Properties.

            (a)       Except as set forth on Schedule 3.11(a), each of Company and its Subsidiaries has good, valid and marketable title to, or in the case of Leased Real Property, valid leasehold interests in, the Owned Real Property and the Leased Real Property free and clear of all Liens, except for Permitted Liens.

            (b)       Schedule 3.11(b) contains a true and complete list of all real property owned by Company or any Subsidiary (collectively, the "Owned Real Property") and for each parcel of Owned Real Property, contains a correct street address of such Owned Real Property. Copies of title reports or policies obtained by Company with respect to each of the Owned Real Property

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have previously been made available to Parent to the extent that such reports and policies are in Company's possession and control, as applicable.

            (c)       Schedule 3.11(c) contains a true and complete list of all of the leases, subleases, and other agreements under which Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (the "Real Property Leases" and the real property leased thereunder, the "Leased Real Property"), including the correct street address of each such real property. Company has made available to Parent copies of all Real Property Leases (including all written modifications, amendments, supplements, waivers and side letters thereto in Company's possession or control).

            (d)       Each Real Property Lease is a valid and binding obligation of Company or a Subsidiary and is in full force and effect. There is no default under any Real Property Lease either by Company or the Subsidiaries party thereto or, to Company's Knowledge, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by Company or any Subsidiary thereunder, except for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All rent and other sums and charges payable by Company or any of its Subsidiaries, as applicable, as tenant thereunder, are paid or reserved for and no termination event or condition (other than expiration of such Real Property Lease by its terms on its scheduled termination date, rather than an accelerated termination date) exists under any Real Property Lease.

            (e)       There does not exist any pending or, to Company's Knowledge, threatened condemnation or eminent domain proceedings that affect any Owned Real Property or Real Property Lease, and neither Company nor any Subsidiary has received any written notice of the intention of any Governmental Entity or other Person to take or use any Owned Real Property or Real Property Lease. Except as set forth on Schedule 3.11(e), Company has not received any written notice of any material violations of building codes and/or zoning ordinances or other governmental or regulatory laws affecting the Real Property. Company has obtained all material permits necessary for the present operation and use of each parcel of Owned Real Property and Leased Real Property.

            (f)       Except as set forth on Schedule 3.11(f), none of the Owned Real Property or the Leased Real Property is subject to any lease, sublease, license or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such real property or any part thereof.

            Section 3.12    Insurance. Schedule 3.12 sets forth a true and complete list of all insurance policies carried by or covering Company and the Subsidiaries with respect to their businesses, assets and properties, together with, in respect of each such policy, the name of the insurer, the policy number, the type of policy, and the amount of coverage and the deductible. True and complete copies of each such policy have previously been made available to Parent. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation has been received by Company or any Subsidiary with respect to any such policy. Each of Company and the Subsidiaries has complied with the provisions of each such policy under which it is an insured party, except for instances of noncompliance that

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individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

            Section 3.13    Material Contracts.

            (a)       All material Contracts to which Company or any Subsidiary is a party or any of their respective properties or assets is subject that are required to be filed as an exhibit to any Available Company SEC Document have been filed as an exhibit to such Available Company SEC Document (such filed Contracts, the "Filed Contracts"). Schedule 3.13(a) lists all Contracts, other than the Filed Contracts, to which Company or any of its Subsidiaries is a party and which fall within any of the following categories (together with the Filed Contracts, the "Material Contracts"): (i) material Contracts not entered into in the ordinary course of business; (ii) joint venture, partnership and like agreements involving a sharing of profits, losses, costs or liabilities; (iii) Real Property Leases; (iv) Contracts relating to any outstanding commitment for capital expenditures in excess of $100,000 or which provided for payments to or from Company or any Subsidiary in excess of $100,000 in the aggregate over the life of such Contract; (v) indentures, mortgages, promissory notes, loan agreements, guarantees, letter of credit or other agreements, instruments or Indebtedness of Company or any of its Subsidiaries or commitments for the borrowing or the lending by Company or any of its Subsidiaries of amounts in excess of $50,000 or providing for the creation of any Lien upon any of the assets of Company or any of its Subsidiaries; (vi) any non-competition agreement or any other agreement or obligation that purports to limit in any respect the manner in which, or the localities in which, the business of Company or the Subsidiaries may be conducted; (vii) any Contract that by its express terms would prohibit or materially delay the consummation of the Merger or any of the Transactions contemplated by this Agreement; (viii) any collective bargaining agreement; (ix) any material Contracts pertaining to Intellectual Property (excluding Contracts for commercially available off-the-shelf software); and (x) any agreement for the sale of significant assets out of the ordinary course of business.

            (b)       All the Material Contracts are valid and in full force and effect, except to the extent they have previously expired or terminated in accordance with their terms and except for any invalidity or failure to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of Company or any Subsidiary is in violation of or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, any Material Contract, except for violations, defaults, waivers or failures to enforce rights or benefits that individually or in the aggregate would not reasonable be expected to have a Material Adverse Effect. To the Knowledge of Company, no other party to any Material Contract is in breach thereof or default thereunder, except for breaches or defaults that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Company has made available to Parent true and complete copies of each Material Contract, including all material amendments thereto.

            Section 3.14    Labor Matters. Except as set forth on Schedule 3.14, (i) there is no unfair labor practice charge or complaint pending or, to Company's Knowledge, threatened, against Company or any Subsidiary; (ii) there is no labor dispute, slowdown, strike, work stoppage or other collective labor action actually pending or, to Company's Knowledge, threatened, against

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or affecting Company or any Subsidiary; (iii) except as set forth on Schedule 3.14, neither Company nor Subsidiary is a party to or otherwise bound by any collective bargaining agreement or any other agreement with any labor organization applicable to employees or to Persons providing services to either Company or any Subsidiary; (iv) there has been no mass layoff, plant closure, employment loss or other event covered by the Worker Adjustment and Retraining Notification Act or any applicable state or local law concerning mass layoffs and/or plant closures within the last year; and (v) there are no administrative charges or court complaints or Litigation against Company or any Subsidiary concerning alleged employment discrimination or other employment-related matters pending or threatened before the U.S. Equal Employment Opportunity Commission.

            Section 3.15    Employee Benefit Plans.

            (a)       To the extent Company or any Subsidiary is or has been a party to, maintains or has maintained, contributes or has contributed to, or has or had an obligation to contribute to, or has or has had any Liability with respect to any (i) executive compensation or employment agreement with any current or former director, officer or employee, (ii) severance program or policy, (iii) plan or arrangement relating to its current or former directors, officers or employees which contains change in control provisions, or (iv) employee pension or welfare plans as defined in ERISA, collective bargaining agreement, consulting agreement, or bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, supplemental unemployment, disability, death benefit, hospitalization, medical, workers' compensation or other similar plan, fund, agreement, arrangement or understanding for the benefit of any employee or former employee of Company or any other entity (whether or not incorporated) which is or was, together with Company, treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), such agreement, program, policy, plan, arrangement, fund or understanding shall be deemed an "Employee Benefit Plan." Schedule 3.15(a) lists all current Employee Benefit Plans to which Company or any Subsidiary is a party or that has outstanding awards on the Closing Date and other qualified or multi-employer plans to which Company or any Subsidiary has been a party at any time during the five year period ending on the Closing Date. To Company's Knowledge, neither Company nor any Subsidiary has any Liability to or under any Employee Benefit Plan (other than those described in the preceding sentence) to which Company, any Subsidiary or any ERISA Affiliate has been a party at any time before the five year period preceding the Closing Date.

            (b)       True, complete and correct copies of each Employee Benefit Plan, or a written summary of any Employee Benefit Plan not in writing have been delivered, or made available, to Parent.

            (c)       Except as disclosed on Schedule 3.15(c) or as expressly provided in this Agreement, neither Company nor any Subsidiary, or any of their officers or directors, has taken any action directly or indirectly during the three year period ending on the closing date which obligates Company or any Subsidiary to institute, modify or change any Employee Benefit Plan, any actuarial or other assumption used to calculate funding obligations with respect to any of the Employee Benefit Plans, the manner in which contributions to any of the Employee Benefit Plans are made, or the basis on which such contributions are determined. Except as disclosed on

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Schedule 3.15(c), with respect to the Employee Benefit Plans, and the employee plans of any entity while an ERISA Affiliate, no event has occurred and, to Company's Knowledge, there exists no condition or set of circumstances, in connection with which Company or any Subsidiary could be subject to any Liability (except for routine payment of benefits and funding) under ERISA, the Code, or any other applicable Law except for events, conditions and circumstances that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

            (d)       Each Employee Benefit Plan has been administered in accordance with its terms, and all Employee Benefit Plans have been operated, and are in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws, Orders, and governmental rules and regulations except for instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To Company's Knowledge, all required reports and description of the Employee Benefit Plans (including but not limited to Form 5500 or 5500C Annual Reports, Form 1024 Application for Recognition of Exemption Under Section 501(a), Summary Annual Reports and Summary Plan Descriptions, as applicable) have been timely filed and distributed.

            (e)       There is not pending or, to the Knowledge of Company, threatened any Litigation, claim, investigation or audit relating to any Employee Benefit Plan or the assets thereof that individually or in the aggregate would reasonably be expected to be material, and to the Knowledge of Company there is no basis therefor.

            (f)       Except as set forth in Schedule 3.15(f), no current or former director, officer, or employee of Company or any Subsidiary will be entitled to any payment (including severance, unemployment compensation, golden parachute, or otherwise), additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan as a result of the Transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment) and no trustee under any "rabbi trust" or similar arrangement in connection with any Employee Benefit Plan will be entitled to any payment as a result of the Transactions.

            (g)       Neither Company, nor any of its Subsidiaries or any entities while ERISA Affiliates, has, within the preceding six years established, maintained, contributed to or has any Liability with respect to, any Employee Benefit Plan that has ever been a multiemployer plan within the meaning of ERISA Section 3(37) or 4001(a)(3) or Code Section 414(f) or that has ever been subject to Code Section 412 or ERISA Section 302.

            Section 3.16    Intellectual Property.

            (a)       Company and its Subsidiaries own all right, title and interest in and to, or have valid and enforceable licenses to use, all Intellectual Property owned, purported to be owned, or used by them and material to the conduct of their business as presently conducted (collectively, the "Company Intellectual Property"), and upon the consummation of the Transactions, Company and its Subsidiaries will continue to so own or have valid and enforceable licenses to use the Company Intellectual Property. To Company's Knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property by any

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Person. To Company's Knowledge, neither the Company Intellectual Property nor the conduct of the business of Company and its Subsidiaries infringes, conflicts with, or misappropriates any Intellectual Property or other proprietary right of any Person. There is no pending or, to Company's Knowledge, threatened claim or litigation contesting the validity, enforceability or Company's or its Subsidiaries' ownership of the Company Intellectual Property nor, to Company's Knowledge, is there any legitimate basis for any such claim.

            (b)       Schedule 3.16(b) sets forth a complete and current list of registrations/patents and pending applications pertaining to the Company Intellectual Property owned by Company and its Subsidiaries ("Listed Intellectual Property") and the owner of record, date of application or issuance and relevant jurisdiction as to each. Except as set forth on Schedule 3.16(b), all Listed Intellectual Property is owned by Company and its Subsidiaries, free and clear of all Liens. All Listed Intellectual Property is valid, subsisting, enforceable and held in the name of Company or its Subsidiary.

            (c)       To Company's Knowledge, no material trade secret or other confidential information of Company and its Subsidiaries has been used, disclosed or appropriated to the detriment of Company and its Subsidiaries for the benefit of any other person. To Company's Knowledge, no employee, former employee, independent contractor or agent of Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his, her or its duties as an employee, independent contractor or agent of Company or such Subsidiary.

            Section 3.17    Undisclosed Liabilities. Except as set forth on Schedule 3.17, as of the date hereof, neither Company nor any of its Subsidiaries has any liabilities or obligations (absolute or accrued, contingent or otherwise, and whether due or to become due and whether the amount thereof is readily ascertainable or not) that are material to the business or operations of Company and its Subsidiaries taken as a whole, other than: (a) liabilities or obligations disclosed in the Company Financials included in the Company SEC Documents filed with the SEC prior to the date hereof; (b) liabilities or obligations under contracts to which Company or any of its Subsidiaries is a party; or (c) liabilities or obligations incurred in the ordinary course of business consistent with past practices since September 30, 2006.

            Section 3.18    Sufficiency of Assets. Except as set forth on Schedule 3.18, Company and its Subsidiaries hold good and valid title (free and clear of any Lien other than Permitted Liens) to, or licenses or lease, all such tangible real and personal properties and assets as are necessary for them to conduct their businesses in all material respects as currently conducted. Except as set forth on Schedule 3.18, all of the material tangible personal property of Company and its Subsidiaries is, in the aggregate, in good operating condition and repair, normal wear and tear excepted, and is, in the aggregate, usable in the regular and ordinary course of business consistent with past practices.

            Section 3.19    Suppliers. Except as set forth on Schedule 3.19, since January 1, 2006, none of the suppliers whose products (i) are material to the operations of the business of Company and its Subsidiaries and (ii) cannot be replaced within a reasonable period of time with alternative products which are available at comparable or otherwise reasonable prices, has terminated other than in accordance with the terms of, or given a notice of early termination at

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the supplier's option under, its supply Contract with Company or any of its Subsidiaries relating to such products, or, to Company's Knowledge, stated in writing its affirmative intention (which statement has not been withdrawn) to terminate such supply Contract.

            Section 3.20    Rights Agreement. Company has taken or will take prior to the Closing all action necessary to render the rights issued pursuant to the terms of the Rights Agreement inapplicable to the Merger, this Agreement and the Transactions.

            Section 3.21    Proxy Statement. Any proxy statement to be sent to the shareholders of Company in connection with a meeting of Company's shareholders to consider the Merger (the "Company Shareholders' Meeting") (such proxy statement, as amended or supplemented, is herein referred to as the "Proxy Statement") will comply in all material respects with the applicable requirements of the Exchange Act (including the rules and regulations thereunder) and the BCL, except that no representation or warranty is being made by Company with respect to Parent Information.

            Section 3.22    Brokers. Other than William Blair & Company, L.L.C. (the "Company's Financial Advisor") and KeyBanc Capital Markets (an independent banker which will be retained by Company to render a fairness opinion), the fees and expenses of which will be paid by Company, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's, financial advisor's or other fee or commission in connection with the Transactions based upon arrangements made by and on behalf of Company.

            Section 3.23    Board Approval; Required Vote. The Board of Directors, at a meeting duly called and held, has (i) duly and validly approved and taken all corporate action required to be taken by the Board of Directors to authorize the consummation of the Merger and the Transactions, and (ii) resolved to recommend that the shareholders of Company approve and adopt this Agreement and the Merger (the "Company Board Recommendation").

            Section 3.24    Opinion of Independent Investment Banker. KeyBanc Capital Markets has delivered to the Board of Directors its written opinion, dated as of the date of this Agreement, that based on the assumptions, qualifications and limitations contained therein, the Merger Consideration to be received by Company's shareholders in the Merger is fair, from a financial point of view, to such shareholders as of the date of such opinion, and a copy of such opinion has been delivered to Parent.

ARTICLE IV.
COVENANTS

            Section 4.01    Conduct of Business by Company Pending the Closing. Company covenants and agrees that, during the period from the date of this Agreement to the Effective Time, except as expressly required or permitted by this Agreement, as set forth on Schedule 4.01, or otherwise with the prior written consent of Parent, the business of Company and Subsidiaries shall be conducted in the usual and ordinary course of business consistent in all material respects with past practices, and Company shall use its commercially reasonable efforts to (a) preserve substantially intact its current business organizations, material insurance policies and goodwill; (b) preserve in all material respects its present relationships with suppliers, lessors, employees,

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customers, and other Persons with which it has significant business relations; and (c) comply in all material respects with all Laws applicable to it or any of its properties, assets or business. Without limiting the generality of the foregoing, Company shall not, and it shall cause Subsidiaries not to, between the date of this Agreement and the Effective Time, except as expressly required or permitted by this Agreement, directly or indirectly, do, or commit to do, any of the following without the prior written consent of Parent, which shall not be unreasonably withheld:

                        (i)        Amend or otherwise change its Certificate of Incorporation or By-Laws or the equivalent organizational documents, or amend or grant any waiver under the Rights Agreement;

                        (ii)       Sell, dispose of, transfer, further pledge or further encumber any stock owned by Company in any of its Subsidiaries;

                        (iii)      Issue, reissue, sell, transfer, deliver, pledge, or authorize the issuance, reissuance, transfer, delivery, pledge or sale of any shares of capital stock of any class, any Voting Debt or other voting securities, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock, Voting Debt, voting securities, convertible or exchangeable securities or any other ownership interest (including, but not limited to, stock appreciation rights, phantom stock, phantom stock rights, or stock-based performance units) of Company or any Subsidiary (except for the issuance of Shares required to be issued pursuant to the terms of the Options outstanding as of the date hereof) or make any other changes in its capital structure;

                        (iv)      Declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than dividends or distributions by any wholly owned Subsidiary to its parent);

                        (v)       Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock of Company or any Subsidiary or any securities convertible into or exercisable for any such shares of its capital stock or securities, except for payments in respect of the cancellation of outstanding Options to the extent and subject to the terms and conditions set forth on Schedule 4.01;

                        (vi)      Acquire any shares or equity interests in any corporation, partnership, Person or other business organization or division thereof, or a substantial portion of the assets thereof;

                        (vii)     Incur, create or assume any Indebtedness (including by issuance of debt securities) other than borrowings in the ordinary course of business consistent with past practices under Company's existing credit facilities or issue any debt securities or warrants or other rights to acquire any debt securities of Company or any Subsidiary, or assume, guarantee or endorse (other than for collection or deposit in the ordinary course of business consistent with past practices or for guarantees of Subsidiary obligations to the extent permitted under Company's applicable credit agreements), or otherwise as an accommodation become responsible for, the

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obligations or Indebtedness of any Person, or make any loans or advances or make any capital contributions to, or investments in, any other Person;

                        (viii)    Enter into, or modify, amend or terminate any Material Contract;

                        (ix)      (A) Increase the compensation or fringe benefits of, or pay any benefit not required by any contract, plan or arrangement in effect as of the date hereof to, any of its directors, officers or employees (including any bonus), except (1) as required by contractual obligations existing as of the date of this Agreement and disclosed in writing to Parent prior to the date hereof and (2) for increases in salary or wages in connection with (i) a promotion or change in position, or (ii) annual increases not in excess of 5%, granted to employees (other than executive officers) of Company or a Subsidiary in the ordinary course of business consistent with past practices, or (B) except as set forth on Schedule 4.13 or as is required by Law, establish, adopt, enter into or amend or terminate, or take any action to accelerate or increase any rights or benefits under, or grant any awards under, or make any material determination not in the ordinary course of business consistent with past practices under, any Employee Benefit Plan;

                        (x)       Hire or agree to hire a significant number of new or additional employees not in the ordinary course of business consistent with past practices;

                        (xi)      Terminate or lay off any significant number of employees;

                        (xii)     Disclose any of its material trade secrets;

                        (xiii)    Except as may be required as a result of a change in Law or in GAAP or audit practices, make any material change to any of the financial or tax accounting methods, practices or principles used by it;

                        (xiv)    Adopt or authorize a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any Subsidiary (other than the Merger);

                        (xv)     Sell, lease or sublease (as lessor or sublessor), license, assign or otherwise dispose of or subject to any Lien any material properties or assets, except (a) sales of inventory or obsolete assets in the ordinary course of business consistent with past practices, (b) pursuant to existing Contracts disclosed in writing to Parent prior to the date of this Agreement, and (c) Permitted Liens;

                        (xvi)    Enter into any transaction, agreement, arrangement or understanding between (i) Company or any Subsidiary, on the one hand, and (ii) any Affiliate of Company (other than the Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K;

                        (xvii)   Settle or dismiss any Litigation threatened against, relating to or involving Company and any Subsidiary in connection with any business, asset or property of Company and any Subsidiary, other than in the ordinary course of business consistent with past practices but not, in any individual case, in excess of $100,000 or in a manner that would prohibit or

A22

materially restrict Company from operating as it has historically (including as of the date of this Agreement);

                        (xviii)  (A) Make any material Tax election, (B) enter into any settlement or compromise of any material Tax liability, (C) file any amended Tax Return with respect to any material Tax, (D) change any annual Tax accounting period, (E) enter into any closing agreement relating to any material Tax or (F) surrender any right to claim a material Tax refund; or

                        (xix)    Make or agree to make any new capital expenditure or expenditures (other than expenditures related to routine maintenance of existing operations in the ordinary course of business consistent with past practices) that, individually, is in excess of $25,000 or, in the aggregate during any calendar month, are in excess of $50,000.

            Section 4.02    No Solicitation.

            (a)       From the date of this Agreement until the earlier of termination of this Agreement in accordance with Section 6.01 (and the payments, if any, required to be made in connection with such termination pursuant to Section 6.03(a) have been made) or the Effective Time, and except as set forth in Section 4.02(b), Company shall not, and shall not permit any of its Subsidiaries to, and shall cause its and its Subsidiaries' officers, directors, employees, consultants, representatives and other agents, including, but not limited to, investment bankers, attorneys and accountants (collectively, the "Representatives"), not to, directly or indirectly, (i) solicit, initiate, or encourage, or knowingly induce, or take any action to facilitate the making of, any inquiry, offer or proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or, in connection with any Acquisition Proposal, furnish or provide access to any Person (other than Parent and Acquisition Sub and their Representatives) to properties, books and records or any nonpublic information or data with respect to Company or any of its Subsidiaries, or (iii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iv) enter into any agreement, understanding, letter of intent or similar document contemplating or otherwise relating to any Acquisition Proposal (except for any confidentiality agreement required by Section 4.02(b)(i)) or approve or resolve to approve any Acquisition Proposal, or (v) take any action to make the provisions of the Rights Agreement or any "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation or any restrictive provision of any applicable anti-takeover provision in Company's Certificate of Incorporation or By-Laws inapplicable to any specific transactions contemplated by an Acquisition Proposal.

            (b)       Notwithstanding the foregoing, this Section 4.02 shall not prohibit Company or the Representatives from:

                        (i)        participating in any discussions or negotiations regarding any Acquisition Proposal or responding to an unsolicited, bona fide and written Acquisition Proposal that is submitted to Company by any Person (including any Person with whom Company was in discussions regarding a potential Acquisition Proposal prior to the date of this Agreement) after the date of this Agreement or, in connection with any such Acquisition Proposal, furnishing or providing access to any such Person to properties, books and records or any nonpublic

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information or data with respect to Company or any of its Subsidiaries or Affiliates if and only if (A) the Board of Directors determines in good faith, after consultation with its outside legal counsel and a nationally recognized financial advisor (which may be Company's Financial Advisor), (x) that such Person is reasonably capable of consummating such Acquisition Proposal taking into account the legal, financial, regulatory and other aspects of such Acquisition Proposal and (y) that such Acquisition Proposal will result in, or could reasonably be expected to constitute or result in, a Superior Proposal from the party that made the applicable Acquisition Proposal (or such party's Affiliates), and (B) the Board of Directors determines in good faith, after consultation with its outside legal counsel and a nationally recognized financial advisor (which may be Company's Financial Advisor), that the taking of such action may be reasonably necessary in order for the Board of Directors to comply with its fiduciary duties to Company's shareholders under applicable Law, and (C) within one Business Day following the determinations by the Board of Directors referred to in clauses (A) and (B) above Company gives Parent written notice of such determinations, and (D) in each such case, the Board of Directors has received from the Person being furnished or disclosed any nonpublic information, an executed confidentiality agreement on terms substantially similar and not less restrictive than the Confidentiality Agreement; or

                        (ii)       approving or recommending, or entering into, a definitive agreement with respect to an unsolicited, bona fide and written Acquisition Proposal that is submitted to Company after the date of this Agreement if and only if the Board of Directors determines in good faith, after consultation with its outside legal counsel and a nationally recognized financial advisor (which may be Company's Financial Advisor), that such proposal is a Superior Proposal and that the termination of this Agreement to accept such Superior Proposal or the recommendation of such Superior Proposal to the shareholders of Company is reasonably necessary in order for the Board of Directors to comply with its fiduciary duties to Company's shareholders under applicable Law; provided, however, that Company shall not have the right to take any such action or to terminate this Agreement pursuant to Section 6.01(d)(ii) of this Agreement and the Board of Directors shall not recommend a Superior Proposal to Company's shareholders pursuant to this Section 4.02, unless prior to any such termination: (1) Company has provided Parent with written notice that it intends to terminate this Agreement pursuant to Section 6.01(d)(ii) of this Agreement and take such action with respect to a Superior Proposal, such notice to specify in reasonable detail the material terms and conditions of the Superior Proposal then determined to be more favorable, the parties thereto, and shall be accompanied by a copy of the proposed acquisition agreement for such Superior Proposal and any ancillary agreements each in substantially the form to be entered into, such notice and documents to be delivered not less than two full Business Days prior to the time the action is to be taken; (2) during the two full Business Days period following the delivery of the notice referred to in clause (1) above (the "Negotiation Period"), Parent shall have the right to propose adjustments in the terms and conditions of this Agreement and Company and its advisors shall negotiate in good faith with Parent concerning adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal; (3) following the Negotiation Period, the Board of Directors determines in good faith, after consultation with its outside legal counsel and a nationally recognized financial advisor (which may be Company's Financial Advisor), that such third party proposal is a Superior Proposal and that the termination of this Agreement to accept such Superior Proposal and/or the recommendation of such Superior Proposal to the shareholders of Company is reasonably necessary in order for the Board of

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Directors to comply with its fiduciary duties to Company's shareholders under applicable Law; and (4) after the Negotiation Period, Company delivers to Parent written notice of termination of this Agreement pursuant to Section 6.01(d)(ii).

            (c)       "Acquisition Proposal" shall mean any proposal or offer from any Person (in each case, whether or not in writing and whether or not delivered to the shareholders of Company generally) relating to (i) any direct or indirect acquisition or purchase of at least a 20% portion of the consolidated assets of Company and its Subsidiaries, taken as a whole, or of over 20% of any class of equity securities of Company, (ii) any tender offer or exchange offer involving any class of equity securities of Company, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company and its Subsidiaries, taken as a whole, or (iv) any other transaction that is substantially similar to any of the foregoing with respect to Company or any of its Subsidiaries; in each case other than any Transactions to be effected pursuant to this Agreement. "Superior Proposal" shall mean a bona fide written Acquisition Proposal made by any Person to acquire all of the issued and outstanding Shares pursuant to a tender offer or a merger or to acquire all or substantially all of the assets of Company and the Subsidiaries on a consolidated basis, that (x) is reasonably capable of being consummated and (y) would, if consummated, result in a transaction more favorable to Company's shareholders, from a financial point of view, than the Transactions contemplated by this Agreement (taking into account the nature of the consideration payable and all legal, financial, regulatory, and similar aspects of, and conditions to, the proposal and the Person making the proposal, and after giving effect to any adjustments to the terms and provisions of this Agreement committed to in writing by Parent in response to such Acquisition Proposal).

            (d)       Nothing contained in this Section 4.02 shall prohibit Company or its Board of Directors from taking and disclosing to Company's shareholders its position with respect to any tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

            Section 4.03    Access to Information.

            (a)       Subject to applicable Law, during the period commencing on the date of this Agreement and ending on the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Section 6.01, Company shall, and shall cause each of the Subsidiaries to, upon reasonable notice, afford Parent and Acquisition Sub, and their respective authorized Representatives, reasonable access during normal business hours to the employees, assets, properties, contracts, books and records of Company and Subsidiaries so that they may have the opportunity to make such investigations as they shall desire of the affairs of Company and Subsidiaries. Company shall furnish as promptly as practicable to Parent and Acquisition Sub a copy of each form, report, schedule, statement, registration statement and other document filed by it or Subsidiaries during such period pursuant to the requirements of federal or state securities Laws or the BCL. Company shall furnish as promptly as practicable to Parent and Acquisition Sub an unaudited monthly consolidated balance sheet of Company and the Subsidiaries for the month then ended and related consolidated statements of earnings, cash flows and shareholders' equity (which Company will use commercially reasonable efforts to furnish no later than ten days after the end of each month). Notwithstanding the foregoing, nothing herein shall require

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Company or any of its Subsidiaries to disclose any information that would cause a violation of Law or any confidentiality agreement in effect as of the date of this Agreement or waive any attorney-client privilege (in which case the parties will make appropriate substitute disclosure arrangements, if such arrangements can be made by the parties using their reasonable efforts and, if material to Company, without such violation or waiver); provided further, that all requests for such access, inspection or information pursuant to this Section 4.03(a) shall be made through Company's Chief Financial Officer or such other person as he shall designate in writing to Parent. All nonpublic information provided to, or obtained by, Parent in connection with the transactions contemplated hereby shall be confidential (the "Confidential Information") for purposes of the Confidentiality Agreement.

            (b)       During the period commencing on the date hereof and ending on the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Section 6.01, Parent and Acquisition Sub shall furnish as promptly as practicable to Company copies of all amendments, modifications, waivers, revisions, extensions, terminations or similar items related to any commitment letters, letters of intent, term sheets and similar documents with respect to pending or proposed commitments of any third parties to lend or otherwise commit funds with respect to the Merger and the Transactions contemplated hereby. Notwithstanding the foregoing, nothing herein shall require Parent or Acquisition Sub to disclose any information that would cause a violation of Law or any confidentiality agreement in effect as of the date of this Agreement or waive any attorney-client privilege (in which case the parties will make appropriate substitute disclosure arrangements, if such arrangements can be made by the parties using their reasonable efforts and, if material to Parent or Acquisition Sub, without such violation or waiver); provided further, that all requests for such access, inspection or information pursuant to this Section 4.03 shall be made through Parent's Chief Financial Officer or such other person as he shall designate in writing to Company. All nonpublic information provided to, or obtained by, Company in connection with the Transactions shall be "Confidential Information" for purposes of the Confidentiality Agreement.

            (c)       Subject to applicable Law, during the period commencing on the date hereof and ending on the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 6.01, Parent shall cause its Representatives to furnish such information and respond to such inquiries as Company shall from time to time reasonably request regarding post-closing integration and operational issues.

            Section 4.04    Company Shareholders' Meeting. Company shall promptly take all action necessary in accordance with the BCL and its Certificate of Incorporation and By-Laws to convene the Company Shareholders' Meeting. Company shall include the Company Board Recommendation in the Proxy Statement and shall use its commercially reasonable efforts to solicit from shareholders of Company proxies in favor of the Merger and shall take all other reasonable action necessary or advisable to seek to secure any vote of shareholders required by the BCL to effect the Merger; provided, however, that subject to the terms of this Agreement (including Section 6.01(c)(ii) and Section 6.03(a) of this Agreement), the Board of Directors may withdraw or modify the Company Board Recommendation if the Board of Directors shall have determined in good faith, after consultation with its outside legal counsel and a nationally recognized financial advisor (which may be Company's Financial Advisor), that the taking of

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such action is reasonably necessary in order for the Board of Directors to comply with its fiduciary duties to Company's shareholders under applicable Law.

            Section 4.05    Proxy Statement.

            (a)       As soon as practicable after the date of this Agreement, Company shall prepare and file the Proxy Statement with the SEC. Parent will reasonably cooperate with Company in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, Parent will furnish to Company the information relating to it and Acquisition Sub required by the Exchange Act to be set forth in the Proxy Statement. The Proxy Statement shall contain the Company Board Recommendation, unless the Board of Directors shall have determined in good faith and in accordance with the terms of this Agreement (including Section 4.04, Section 6.01(c)(ii) and Section 6.03(a) hereof), after consultation with its outside legal counsel and a nationally recognized financial advisor (which may be Company's Financial Advisor), that inclusion of such recommendation would cause the Board of Directors to not comply with its fiduciary duties to Company's shareholders under applicable Law.

            (b)       Company shall provide Parent a reasonable opportunity to review the Proxy Statement prior to its filing with the SEC and as soon as reasonably practicable notify Parent of the receipt of any comments from or other correspondence with the SEC staff with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information with respect to the Proxy Statement or the Merger. Company shall use its commercially reasonable efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. Company shall use its reasonable efforts to cause the Proxy Statement to be mailed to Company's shareholders as promptly as practicable after the Proxy Statement is cleared by the SEC.

            (c)       Company agrees, as to information with respect to Company, its officers, directors, shareholders, Subsidiaries and Business contained in the Proxy Statement, and Parent agrees, as to information with respect to Parent, Acquisition Sub and their respective officers, directors and shareholders furnished by Parent for inclusion in the Proxy Statement, that such information, at the date the Proxy Statement is mailed and (as then amended or supplemented) at the time of the Company Shareholders' Meeting, will not be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. If at any time prior to the Company Shareholders' Meeting any event or circumstances relating to Company or any Subsidiary, or their respective officers or directors, should be discovered by Company that is required to be set forth in an amendment or a supplement to the Proxy Statement in order to make the statements therein, in light of the circumstances under which they were made, not misleading, Company shall promptly inform Parent and file such amendment or supplement with the SEC. If at any time prior to the Company Shareholders' Meeting, Parent determines that any information with respect to Parent, Acquisition Sub and their respective officers, directors and shareholders furnished by Parent for inclusion in the Proxy Statement is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, it shall promptly so notify Company, and cooperate with

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Company in the preparation of any amendment or supplement determined by Company to be required to be filed with the SEC.

            Section 4.06    Notification of Certain Matters. Company and Parent shall each give prompt notice to the other (a) of the occurrence or non-occurrence of any event whose occurrence or non-occurrence would reasonably be expected to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (b) of any failure by it or its Affiliates to comply with in all material respects any of its or their covenants or agreements under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 4.06 shall not limit or otherwise affect the remedies available to the other party under this Agreement. Each party shall give prompt notice to the other of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions.

            Section 4.07    Public Announcements. Company's initial press release concerning the execution of this Agreement shall be reasonably acceptable to Parent. Thereafter, so long as this Agreement is in effect, Parent and Company shall consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger and shall not issue, or permit their Affiliates to issue, any such press release or make any such public statement prior to such consultation, except as may be required by Law or in accordance with any listing agreement with, or the rules, requirements or requests of, any securities exchange on which such party's securities are listed or quoted (and, in such event, only if time does not reasonably permit).

            Section 4.08    Commercially Reasonable Efforts; Cooperation. Upon the terms and subject to the conditions of this Agreement, each of the parties to this Agreement shall use its commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals of Governmental Entities or other Persons and to effect all necessary registrations and filings, and to use its commercially reasonable efforts to take, or cause to be taken, all other reasonable actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, including (a) cooperating in responding to inquiries from, and making presentations to, shareholders, suppliers, customers and regulatory authorities, (b) defending against and responding to any Litigation challenging or relating to this Agreement or the Transactions, including seeking to have any stay or temporary restraining order entered, by any court or other Governmental Entity vacated or reversed, (c) cooperating in the preparation and filing of the Proxy Statement, (d) promptly making all regulatory filings and applications, including any required filings under the HSR Act, and any amendments thereto as are necessary for the consummation of the Transactions and (e) the taking of all acts reasonably necessary to cause the conditions precedent set forth in Article V to be satisfied. Notwithstanding anything herein to the contrary, in connection with filing under the HSR Act, if any, or any other filing or submission or other action required to be made or taken by any party to effect the Merger and all other transactions contemplated hereby, Company shall not, without the prior written consent of Parent, commit to any divestiture transaction, and Parent shall not be required to divest or hold separate or otherwise take or commence to take any action that, in the reasonable discretion of Parent,

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limits its freedom of action with respect to, or its ability to retain, Company or any of Company's Affiliates or Parent or any of Parent's subsidiaries or any material portion of assets or businesses of Company, its Subsidiaries, Parent or any of the Parent's subsidiaries.

            Section 4.09    Director and Officer Liability. For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless, to the fullest extent required or permitted by Article XI of Company's By-Laws in effect on the date of this Agreement, the present and former officers and directors (each an "Indemnified Party") of Company and its Subsidiaries against all Liabilities in respect of acts or omissions taken in their capacity as officers or directors of Company or its Subsidiaries at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions), including amounts paid in settlement or compromise with the approval of Parent (which approval shall not be unreasonably withheld, unreasonably conditioned or unreasonably delayed). Parent and Acquisition Sub agree that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the Indemnified Parties as provided in the BCL, the Certificate of Incorporation or Article XI of Company's By-Laws in effect on the date of this Agreement and the By-laws or charters of Subsidiaries, in each case in effect as of the date of this Agreement, shall survive the Merger and shall continue in full force and effect for a period of six years after the Effective Time in accordance with their terms and without amendment thereof in any manner that would adversely affect the rights thereunder of individuals who are or at any time prior to the Effective Time were directors or officers of Company; provided, however, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Article XI of Company's By-Laws in effect on the date of this Agreement, any other similar organizational documents of Company and Subsidiaries, as the case may be, shall be made in the manner provided in Article XI of Company's By-Laws in effect on the date of this Agreement; and provided, further, that nothing in this Section 4.09 shall impair any rights of any Indemnified Party. Without limiting the generality of the preceding sentence, in the event that any Indemnified Party becomes involved in any actual or threatened Litigation covered by this Section 4.09 after the Effective Time, Parent shall cause the Surviving Corporation to, to the fullest extent required and/or permitted by Article XI of Company's By-Laws in effect on the date of this Agreement, promptly advance to such Indemnified Party his or her legal or other expenses (including the cost of any investigation and preparation incurred in connection therewith); provided that any Person to whom expenses are advanced provides an undertaking to promptly repay such advances if it is ultimately determined that such Person is not entitled to indemnification. For six years after the Effective Time, Parent will cause the Surviving Corporation to, and Surviving Corporation will, without any lapse in coverage, provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by Company's officers' and directors' liability insurance policies (each an "Insured Party") on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date of this Agreement; provided, however, that Parent shall not be required to cause the Surviving Corporation to pay an annual premium for any twelve month period in excess of 200% of the annual premium paid in the twelve month period immediately preceding the date of this Agreement (the "Premium Cap") and, if Company is unable to obtain the insurance required by this Section 4.09 at an annual cost equal to or less than the Premium Cap, the Parent shall only be required to cause Company to obtain as much comparable insurance as possible for the annual

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premium to equal the Premium Cap. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger and the continuing or surviving entity does not assume the obligations of the Surviving Corporation set forth in this Section 4.09, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 4.09. Parent shall cause the Surviving Corporation to reimburse all expenses, including reasonable attorney's fees, incurred by any Person to enforce the obligations of Parent and Surviving Corporation under this Section 4.09. Company shall cooperate with Parent and its insurance broker in connection with the provision of information relating to the analysis of, and application for, insurance responsive to the requirements of this Section. The obligations of Parent under this Section 4.09 will not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 4.09 applies, without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties and the Insured Parties are each intended third party beneficiaries of this Section 4.09).

            Section 4.10    Director and Officer Resignations. On the Closing Date, Company shall deliver to Parent duly executed resignations, effective as of the Effective Time, of each officer, each member of the Board of Directors of Company, and each member of the Board of Directors of each Subsidiary identified by Parent in writing to Company, provided that neither Mr. Hendrickson nor Mr. Weldgen shall be requested to resign.

            Section 4.11    Rights Agreement. As of the Effective Time, the Board of Directors of Company will have either provided for the redemption of all rights issued or outstanding pursuant to the Rights Agreement or amended the Rights Agreement, in either case such that (a) neither the execution, delivery or performance of this Agreement nor the consummation of the Transactions contemplated hereby will (i) cause the Rights to become exercisable, (ii) cause Parent or any of its Affiliates (as each such term is defined in the Rights Agreement) to become an Acquiring Person (as such term is defined in the Rights Agreement) or (iii) give rise to a Stock Acquisition Date or a Distribution Date (as each such term is defined in the Rights Agreement), and (b) the Rights will expire or be redeemed and cancelled immediately prior to the Effective Time (but conditioned upon completion of the Merger).

            Section 4.12    Real Property Matters. In the event that Parent elects (at its own discretion and expense) to obtain an ALTA owner's or lessee's policy of title insurance or ALTA survey with respect to any Owned Real Property or Leased Real Property (or any update of Company's existing polices or surveys), Company agrees that it shall reasonably and customarily cooperate with Parent's efforts to obtain any such policies or surveys (or updates thereof), including, without limitation, by providing affidavits and other similar instruments reasonably required by the applicable title company for the deletion of any standard or printed exceptions in such title policies that are customarily deleted by virtue of a seller delivering such instruments in commercial real estate transactions in the state in which the applicable Owned Real Property or Leased Real Property is located.

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            Section 4.13    Payment of Transaction Costs by Parent or Acquisition Sub. At the Closing and immediately following the Effective Time, Parent or the Surviving Corporation will, without limitation, make the payments set forth on Schedule 4.13.

ARTICLE V.
CONDITIONS TO THE MERGER

            Section 5.01    Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver (in writing) on or prior to the Effective Time of the following conditions:

            (a)       This Agreement shall have been approved and adopted by the Requisite Shareholder Vote;

            (b)       No Law or Order shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any Governmental Entity that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger;

            (c)       Neither party shall be subject to an injunction or other Order prohibiting or otherwise restraining the Merger (and in the event that either party is subject to such an injunction or other Order, it shall use its commercially reasonable efforts to cause dissolution or other termination of such injunction or other Order, including the exercise of rights of appeal afforded by law); and

            (d)       The waiting period (and any extension thereof) under the HSR Act applicable to the Merger, if any, shall have expired or been terminated.

            Section 5.02    Conditions to Obligations of the Parent and Acquisition Sub. The obligations of Parent and Acquisition Sub to effect the Merger are further subject to the satisfaction or waiver (in writing) on or prior to the Effective Time of each of the following conditions:

            (a)       Representations and Warranties. The representations and warranties of Company that are qualified as to materiality or by the term "Material Adverse Effect" shall be true and correct in all material respects, and those that are not so qualified will be true and correct in all material respects, as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date); provided, however, that the foregoing condition shall be deemed to have been satisfied unless the effect of any failures of the representations and warranties of Company to be true and correct (subject to the provisions above) give rise, or would reasonably be expected to give rise, to a Material Adverse Effect;

            (b)       Performance of Obligations and Agreements of Company. Company shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement at or prior to the Closing Date;

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            (c)       Certificate. Parent shall have received a certificate signed on behalf of Company by its chief operating officer and chief financial officer certifying that the conditions set forth in Sections 5.02(a) and 5.02(b) have been satisfied; and

            (d)       No Material Adverse Effect. During the period from the date this Agreement to the Closing Date, there shall not have been a Material Adverse Effect.

            Section 5.03    Conditions to Obligations of Company. The obligations of Company to effect the Merger are further subject to the satisfaction or waiver (in writing) on or prior to the Effective Time of each of the following conditions:

            (a)       Representations and Warranties. The representations and warranties of Parent and Acquisition Sub that are qualified as to materiality or by the term "Parent Material Adverse Effect" shall be true and correct in all material respects, and those that are not so qualified will be true and correct in all material respects, as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date); provided, however, that the foregoing condition shall be deemed to have been satisfied unless the effect of any failures of the representations and warranties of Parent and Acquisition Sub to be true and correct (subject to the provisions above) would reasonably be expected to give rise to a Parent Material Adverse Effect;

            (b)       Performance of Obligations of Parent and Acquisition Sub. Parent and Acquisition Sub shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement at or prior to the Closing Date; and

            (c)       Certificate. Company shall have received a certificate signed on behalf of Parent by its chief executive officer and chief financial officer certifying that the conditions set forth in Section 5.03(a) and 5.03(b) have been satisfied.

ARTICLE VI.
TERMINATION, AMENDMENT AND WAIVER

            Section 6.01    Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether prior to or after approval of matters presented in connection with the Merger by the shareholders of Company (with any termination by Parent also being an effective termination by Acquisition Sub) as follows:

            (a)       Termination by Mutual Consent. By the mutual written consent of Parent and Company, by action of their respective Boards of Directors;

            (b)       Termination by either Parent or Company. By either of Parent or Company:

                        (i)        if any Law shall have been promulgated that prohibits the consummation of the Merger or if any Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action (which Order or other action each party hereto shall use its

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commercially reasonable efforts to have vacated or reversed in accordance with Section 4.08), in each case permanently restraining, enjoining or otherwise prohibiting any of the Transactions and such Order or other action shall have become final and non-appealable; or

                        (ii)       if the Merger is not consummated on or before April 30, 2007 (the "Outside Date"); provided, however (A) that the right to terminate this Agreement pursuant to this Section 6.01(b)(ii) shall not be available to any party seeking to terminate if any action of such party or the failure of such party to perform any of its obligations under this Agreement or required to be performed at or prior to the Closing Date has been the cause of, or resulted in, the failure of the Closing Date to occur on or before the Outside Date and such action or failure to perform constitutes a material breach of this Agreement; and (B) that neither Parent nor Company may terminate pursuant to this clause (b)(ii) if on such date all conditions in Article V shall have been satisfied; or

                        (iii)      if upon a vote at the Company Shareholders' Meeting or any postponement or adjournment thereof, this Agreement fails to be adopted by the Requisite Shareholder Vote.

            (c)       Termination by Parent. By Parent:

                        (i)        if Company breaches or fails to perform in any material respect any of its representations, warranties or covenants, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 5.02(a) or Section 5.02(b), and (B) cannot be cured or has not been cured within thirty (30) days after the giving of written notice to Company of such breach, provided that Parent and Acquisition Sub shall not have the right to terminate this Agreement pursuant to this Section 6.01(c)(i) if then in material breach of any of representation, warranty, covenant or agreement contained in this Agreement; or

                        (ii)       if the Board of Directors of Company (A) shall have failed to include the Company Board Recommendation in the Proxy Statement or shall have withdrawn, modified or changed (it being understood and agreed that any "stop-look-and-listen" communication by the Board of Directors of Company to the shareholders of Company pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the shareholders of Company in connection with the commencement of a tender offer or exchange offer containing the substance of a "stop-look-and-listen" communication pursuant to Rule 14d-9(f), shall not be deemed to constitute a withdrawal, modification or change of its recommendation of this Agreement) the Company Board Recommendation in any manner adverse to the Transactions, to Parent or to Acquisition Sub, or (B) shall have approved or recommended to the shareholders of Company any Acquisition Proposal other than the Transactions contemplated hereby.

            (d)       Termination by Company. By Company:

                        (i)        if Parent or Acquisition Sub breach or fail to perform in any material respect any of their representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.03(a) or Section 5.03(b), and (ii) cannot be or has not been cured within thirty (30) days after the giving of written notice to Parent of such breach; provided that Company shall not

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have the right to terminate this Agreement pursuant to this Section 6.01(d)(i) if Company is then in material breach of any of representation, warranty, covenant or agreement contained in this Agreement; or

                        (ii)       in connection with approving or recommending, or entering into, a definitive agreement with respect to a Superior Proposal in accordance with Section 4.02(b)(i).

            Section 6.02    Effect of Termination. In the event of termination of this Agreement by Company or Parent as provided in Section 6.01, (i) written notice of termination shall immediately be given to the other party or parties specifying the provision of Section 6.01 pursuant to which such termination is made and (ii) this Agreement shall immediately become void and have no effect, without any Liability on the part of Parent, Acquisition Sub or Company, except that (A) this Section 6.02, Section 6.03 and Section 7.02, Section 7.03, Section 7.05, Section 7.07, Section 7.08, Section 7.09, Section 7.11, Section 7.12 and Section 7.13 shall survive any termination of this Agreement and (B) nothing in this Section 6.02 shall relieve any party to this Agreement for Liability for breach of this Agreement.

            Section 6.03    Fees and Expenses.

            (a)       Except as otherwise provided in this Section 6.03, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the Transactions contemplated by this Agreement shall be paid by the party incurring such fees, costs and expenses.

            (b)       If this Agreement is terminated by Company pursuant to Section 6.01(d)(ii) or by Parent pursuant to Section 6.01(c)(ii), then Company shall pay $1,750,000.00 (the "Termination Fee") to Parent, at or prior to the time of, and as a pre-condition to the effectiveness of, such termination, which amount shall be payable by wire transfer of same day funds; provided, however, that Parent shall not be entitled to be paid the Termination Fee if it is then in material breach of its obligations pursuant to this Agreement. The Termination Fee is payable as liquidated damages and not as a penalty, is in lieu of any other claims for breach or damages upon a termination of this Agreement by Company or Parent pursuant to Section 6.01(d)(ii) or Section 6.01(c)(ii), respectively, and is agreed by the parties to be reasonable in light of the costs and expenses borne and to be borne by Parent in furtherance of consummation of the Transactions and the losses and competitive disadvantage Parent would suffer as a result of devoting significant attention to consummation of the Transactions to the exclusion of pursuing other business opportunities.

ARTICLE VII.
GENERAL PROVISIONS

            Section 7.01    Non-Survival of Representations and Warranties; Limitation on Warranties.

            (a)       The representations and warranties and agreements in this Agreement shall terminate upon the Closing and shall not survive beyond the Effective Time. This Section 7.01(a)

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shall not limit any covenant or agreement contained in this Agreement that, by its terms, contemplates performance after the Effective Time.

            (b)       Except for the representations and warranties contained in this Agreement, the schedules to this Agreement and any agreements or certificates delivered pursuant to this Agreement, Company makes no other express or implied representation or warranty to Parent or Acquisition Sub. Parent and Acquisition Sub each acknowledge that, in entering into this Agreement, it has not relied on any representations or warranties of Company other than the representations and warranties of Company set forth in this Agreement, the schedules to this Agreement or any agreements or certificates delivered pursuant to this Agreement.

            (c)       Except for the representations and warranties contained in this Agreement, the schedules to this Agreement and any agreements or certificates delivered pursuant to this Agreement, Parent and Acquisition Sub make no other express or implied representation or warranty to Company. Company acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Parent and Acquisition Sub other than the representations and warranties of Parent and Acquisition Sub set forth in this Agreement, the schedules to this Agreement or any agreements or certificates delivered pursuant to this Agreement.

            (d)       In connection with Parent and Acquisition Sub's investigation of Company, Parent and Acquisition Sub received certain projections, including projected statements of operating revenues and income from operations of Company's business and certain business plan information. Parent and Acquisition Sub acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Parent and Acquisition Sub are familiar with such uncertainties and that Parent and Acquisition Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it, including reasonableness of the assumptions underlying such estimates, projections and forecasts and that, absent fraud or willful misrepresentation, Parent and Acquisition Sub shall have no claim against anyone with respect thereto. Accordingly, Parent and Acquisition Sub acknowledge that Company is making no representation or warranty with respect to such estimates, projections and other forecasts and plans, including the reasonableness of the assumptions underlying such estimates, projections and forecasts, except to the extent expressly included herein.

            Section 7.02    Amendment. This Agreement may be amended by the parties to this Agreement by action taken by the respective Board of Directors of Company, Parent and Acquisition Sub or by the respective officers authorized by such Boards of Directors at any time prior to the Effective Time (notwithstanding any shareholder approval); provided, however, that, after any approval of the Merger by the shareholders of Company, no amendment may be made which by Law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by all of the parties to this Agreement.

            Section 7.03    Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement, including the Confidentiality Agreement and the disclosure schedules attached to this Agreement) constitutes the entire agreement and supersedes

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any other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

            Section 7.04    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties to this Agreement (whether by operation of Law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            Section 7.05    Parties in Interest. Except with respect to Section 4.09 (which is intended to be for the benefit of the Indemnified Parties and Insured Parties described in Section 4.09, and may be enforced by such Persons), this Agreement shall be binding upon and inure solely to the benefit of each party to this Agreement, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            Section 7.06    Validity. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the maximum extent possible.

            Section 7.07    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed given (a) on the date of delivery, upon delivery in person or if sent by facsimile (receipt of which is confirmed), (b) on the day after delivery, by registered or certified mail (postage prepaid, return receipt requested), or (c) one business day after having been sent by express mail through a nationally recognized overnight courier, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)       If to Parent or Acquisition Sub:

                       c/o Buckingham Capital Partners II, L.P.
                       950 Third Avenue, 19th Floor
                       New York, NY 10022
                       Fax: 212-752-0505

                       Attn: Shail Sheth

                       With a copy to:

                       Willkie Farr & Gallagher LLP

                       787 Seventh Avenue

                       New York, New York 10019

                       Fax: 212-728-8111

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                       Attn: Jeffrey R. Poss, Esq.

            (b)       If to Company:

                       CPAC, Inc.
                       2364 Leicester Rd
                       P.O. Box 175
                       Leicester, New York 14481-0175

                       Fax: 585-382-3736
                       Attn: Thomas N. Hendrickson

                       With a copy to:

                       Chamberlain, D'Amanda, Oppenheimer, and Greenfield
                       1600 Crossroads Bldg
                       2 State Street
                       Rochester, New York, 14614

                       Fax: 585-232-3882
                       Attn: Robert Oppenheimer

            Section 7.08    Law Governing Agreement; Jurisdiction. This Agreement shall be construed and interpreted according to the internal Laws of the State of New York excluding any choice of Law rules that may direct the application of the Laws of another jurisdiction.

            Section 7.09    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 7.10    Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile), and by the different parties to this Agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

            Section 7.11    Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS BEEN INDUCED TO ENTER INTO THIS

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AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11.

            Section 7.12    Interpretation. When a reference is made in this Agreement to a Section, Subsection or Schedule, such reference shall be to a Section or Subsection of or Schedule to this Agreement unless otherwise indicated. The terms "dollars" and "$" mean U.S. dollars. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The masculine pronoun includes the feminine and neuter, and visa versa as appropriate in the context. Any agreement or instrument defined or referred to in this Agreement or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and permitted assigns.

            Section 7.13    Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

            Section 7.14    Waiver. At any time prior to the Effective Time and to the extent legally permitted, any party to this Agreement may, with respect to the other parties to this Agreement, (a) extend the time for the performance of any of the obligations or other acts (except to the extent prohibited by Law), (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            Section 7.15    Disclosure Schedules. Disclosure of any matter, fact or circumstance in a Section of the disclosure schedules shall not be deemed to be disclosure thereof for purposes of any other Sections of the disclosure schedule, except to the extent (a) that it is apparent on the face of any such Section of the disclosure schedule that the matters, facts or circumstances disclosed therein are applicable to another Section of the disclosure schedule or (b) such disclosure is cross-referenced to in such other Section of the disclosure schedule. From and after the execution of this Agreement, Company may update the disclosure schedules to this Agreement as reasonably necessary; provided, however, that any such supplemental or amended disclosure shall not be deemed to have cured any material inaccuracy in any representation or warranty or material breach of any covenant for purposes of determining whether or not the conditions set forth in Article V have been satisfied.

            Section 7.16    Definitions. For purposes of this Agreement, the term:

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            "Acquisition Proposal" shall have the meaning set forth in Section 4.02(c).

            "Acquisition Sub" shall have the meaning set forth in the preamble of this Agreement.

            "Affiliate" of a Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

            "Agreement" shall have the meaning set forth in the preamble of this Agreement.

            "Available Company SEC Documents" shall mean all reports, schedules, forms, statements and other documents filed by Company with the SEC during the three year period prior to the date of this Agreement, and publicly available prior to the date of this Agreement.

            "BCL" shall mean the New York Business Corporation Law.

            "Board of Directors" shall mean the Board of Directors of Company.

            "Buckingham"means Buckingham Capital Partners II, LP, a Delaware Limited Partnership,

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the state of New York are authorized or obligated to close.

            "Certificate of Merger" shall have the meaning set forth in Section 1.02(b).

            "Certificates" shall have the meaning set forth in Section 1.08(b).

            "Closing" shall have the meaning set forth in Section 1.02(a).

            "Closing Date" shall have the meaning set forth in Section 1.02(a).

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulatory guidance thereunder.

            "Common Stock" shall mean the common stock, par value $0.01 per share, of Company.

            "Company" shall have the meaning set forth in the preamble of this Agreement.

            "Company Board Recommendation" shall have the meaning set forth in Section 3.23.

            "Company Financials" shall have the meaning set forth in Section 3.03(b).

            "Company Form 10-K" shall have the meaning set forth in Section 3.03(b).

            "Company Intellectual Property" shall have the meaning set forth in Section 3.16(a).

            "Company SEC Documents shall have the meaning set forth in Section 3.03(b).

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            "Company Shareholders' Meeting" shall have the meaning set forth in Section 3.21.

            "Company's Financial Advisor" shall have the meaning set forth in Section 3.22.

            "Confidentiality Agreement" means that certain confidentiality agreement, dated July 6, 2006, between Buckingham Capital Partners, L.P. and the Company's Financial Advisor.

            "Confidential Information" shall have the meaning set forth in Section 4.03(a).

            "Constituent Corporations" means Company and Acquisition Sub, as the constituent corporations of the Merger.

            "Contract" shall mean all written contracts, purchase orders, sales orders, licenses, leases and other agreements, commitments, arrangements and understandings.

            "Dissenting Shares" shall have the meaning set forth in Section 1.07(b).

            "Effective Time" shall have the meaning set forth in Section 1.02(b).

            "Employee Benefit Plans" shall have the meaning set forth in Section 3.15(a).

            "Environmental Claims" shall mean any administrative, regulatory or judicial actions, Orders, decrees, suits, Litigation, demands, demand letters, directives, threats, claims, Liens, investigations, proceedings or notices of noncompliance or violation by any Governmental Entity or other Person alleging liability or potential liability arising out of, based on or related to (i) the presence, Release or threatened Release of, or exposure to, any Hazardous Substances at any location, whether or not owned, operated, leased or managed by Company or any Subsidiary, or (ii) any other circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit.

            "Environmental Law" shall mean any federal, state, municipal, local, foreign or other statutes, Laws, ordinances, rules or regulations, Orders, decrees, common law principles, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity relating to regulation of pollution or the protection of human health and safety, natural resources or the environment (including ambient air, surface water, groundwater, soils, subsurface strata and natural resources) including Laws concerning Hazardous Substances, including Laws and regulations relating to the presence of, exposure to, Release of or threatened Release of Hazardous Substances or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, recycling, transport, handling of, or the arrangement for such activities with respect to, Hazardous Substances, including the following federal statutes and their state counterparts, as each may be amended from time to time, and any regulations promulgated thereunder: the Atomic Energy Act, the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Hazardous Materials Transportation Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act and the Safe Drinking Water Act.

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            "Environmental Permits" shall mean any Permit issued specifically pursuant to, or required under, an Environmental Law expressly applicable to Company or its Subsidiaries.

            "Environmental Reports" means those certain environmental site assessment reports and similar documents obtained by Parent or Acquisition Sub (or their lenders or Affiliates) in connection with the due diligence review of Company and its operations, which have been previously provided by Parent to Company and which are described on Schedule 7.16(a).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulatory guidance thereunder.

            "ERISA Affiliate" shall have the meaning set forth in Section 3.15(a).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder).

             "Existing Credit Documents" shall mean (i) Revolving Credit Agreement between Company and HSBC Bank (USA) Inc, dated September 28, 2006 and (ii) loan agreements of Company's foreign Subsidiaries listed on Schedule 7.16(b).

            "Filed Contracts" shall have the meaning set forth in Section 3.13(a).

            "GAAP" shall mean, at any time, generally accepted accounting principles, methods and practices then set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board.

            "Governmental Entity" shall mean any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other governmental or regulatory body, whether federal, state, municipal, county, local, foreign or other.

            "Hazardous Substance" shall mean any substance which is regulated by (or would require remediation, removal or reporting under) Environmental Laws, and includes (i) any materials or substances which are defined as hazardous waste, extremely hazardous waste or a hazardous substance (or any other similar term) pursuant to state, federal or local governmental Law; (ii) asbestos and asbestos containing materials; (iii) polychlorinated biphenyls; (iv) petroleum products, including crude oil, constituents of petroleum products, and substances derived from petroleum; (v) urea formaldehyde and related substances; (vi) radon and other radioactive substances; (vii) substances which are toxic, ignitable, reactive; (viii) medical, biological, and biohazardous materials, including infectious substances, biological products, cultures and stocks, diagnostic specimen or regulated medical waste as defined in 49 CFR sec. 173.134(a) and any other infectious materials, bodily fluids, excrement or similar such wastes and (ix) mold, fungi, and other allergens.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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            "Indebtedness" of any Person at any date shall include (i) all indebtedness (including interest payments or prepayments required prior to satisfaction) of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities for trade payables incurred and payable in the ordinary course of business consistent with past practice), including earn-out or similar contingent purchase amounts, (ii) any other indebtedness of such Person which is evidenced by a note, mortgage, bond, debenture or similar instrument, (iii) all obligations of such Person under capitalized leases (other than the current portion of capitalized leases to the extent reflected in current liabilities), (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (v) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Liens on any property or asset of such Person (whether or not such obligation is assumed by such Person).

            "Indemnified Party" shall have the meaning set forth in Section 4.09.

            "Insured Party" shall have the meaning set forth in Section 4.09.

            "Intellectual Property" shall mean all: (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith; (iv) mask works and all applications, registrations and renewals in connection therewith; (v) trade secrets; (vi) computer software (including object code, source code, data and related documentation); (vii) Internet Web sites, including domain name registrations and content and software included therein; (viii) rights to recover for past infringements of any of the foregoing owned by Company and its Subsidiaries; and (ix) all copies and tangible embodiments thereof (in whatever form or medium).

            "IRS" shall mean the United States Internal Revenue Service.

            "Knowledge", when used with respect to Company, shall mean the actual knowledge of the Chief Executive Officer or Chief Financial Officer of Company following a reasonable investigation or inquiry of the subject matter thereof. "Knowledge", when used with respect to Parent or Acquisition Sub, shall mean the actual knowledge of Shail Sheth and Thomas Mistler following a reasonable investigation or inquiry of the subject matter thereof.

            "Laws" shall mean any applicable federal, state or local statute, law, ordinance, rule or regulation.

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            "Liability" means any direct or indirect Indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

            "Liens" means any mortgages, title defects or objections, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, conditions, reservations, encroachments, hypothecations, equities, restrictions, rights-of-way, exceptions, limitations, charges, possibilities of reversion, rights of refusal or encumbrances of any nature whatsoever.

            "Listed Intellectual Property" shall have the meaning set forth in Section 3.16(b).

            "Litigation" means any complaint, action, suit, proceeding, arbitration or other alternate dispute resolution procedure, demand, investigation or inquiry, whether civil, criminal or administrative.

            "Material Adverse Effect" shall mean any fact, event, change, effect, condition, factor or circumstance that individually or in the aggregate with all other facts, changes, events, effects, conditions, factors and circumstances (i) is or is reasonably likely to be materially adverse to the business, results of operations, properties, financial condition, assets or Liabilities of Company and its Subsidiaries, taken as a whole, or (ii) impairs or adversely affects in any material respect Company's ability to perform its obligations under this Agreement or consummate the Merger or the other Transactions contemplated hereby; provided, however, that, the following shall not be taken into account in determining whether there has occurred (or whether there is reasonably likely to be) a Material Adverse Effect: (a) any event, change, effect, condition, factor or circumstance arising out of or attributable to general economic or political conditions in the United States or in worldwide capital markets or any outbreak of hostilities or war (or the material worsening of hostilities or war) or terrorist activities (except for any changes which disproportionately affect Company, its Subsidiaries or their respective results of operations, properties, condition, assets or Liabilities, taken as a whole, as compared to other Persons engaged in the industries in which Company and its Subsidiaries compete); (b) any event, change, effect, condition, factor or circumstance arising out of or attributable to the industries in which Company and its Subsidiaries conduct their businesses (except for any changes which disproportionately affect Company, its Subsidiaries or their respective results of operations, properties, condition, assets or Liabilities, taken as a whole, as compared to other Persons engaged in the industries in which Company and its Subsidiaries compete); (c) any change or effect resulting from the announcement of this Agreement, the Merger or the other Transactions contemplated hereby; or (d) changes, after the date hereof, in Laws of general applicability or changes, after the date hereof, in GAAP (except in each such case for any changes which disproportionately affect Company or its Subsidiaries or their respective results of operations, properties, condition, assets or Liabilities, taken as a whole, as compared to other Persons engaged in the industries in which Company and its Subsidiaries compete).

            "Material Contracts" shall have the meaning set forth in Section 3.13(a).

            "Merger" shall have the meaning set forth in the recitals of this Agreement.

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            "Merger Consideration" shall have the meaning set forth in Section 1.06(a).

            "Negotiation Period" shall have the meaning set forth in Section 4.02(b)(i).

            "Options" shall have the meaning set forth in Section 1.09.

            "Option Cancellation Agreement" has the meaning specified in Section 1.09.

            "Orders" shall mean any order, writ, injunction, judgment, plan or decree.

            "Outside Date" shall have the meaning set forth in Section 6.01(b)(ii).

            "Owned Real Property" shall have the meaning set forth in Section 3.11(b).

            "Parent" shall have the meaning set forth in the preamble of this Agreement.

            "Parent Information" shall have the meaning set forth in Section 2.05.

            "Parent Material Adverse Effect" shall mean a material adverse effect on the ability of Parent or Acquisition Sub to perform its obligations under this Agreement or consummate the Transactions.

            "Permit" shall mean any permit, license, variance, exemption, authorization, certificate, franchise, Order or approval of any Governmental Entity.

            "Permitted Lien" means any (i) Lien which constitutes or arises out of current state or local Taxes or assessments not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) materialmen's, mechanics', workmen's or repairmen's Lien in each case created in the ordinary course of business and in each case securing obligations (A) not more than 30 days past due and (B) in any amount less than $10,000, individually, and $100,000, in the aggregate, (iii) Lien under the Existing Credit Documents, (iv) Lien securing Indebtedness (including purchase money Indebtedness) on assets other than real property, incurred in the ordinary course of business and consistent with past practice after the date thereof, (v) Zoning and building ordinances and land use and environmental regulations, to the extent the foregoing have not been violated, (vi) Lien in favor of landlords with respect to any Real Property Leases, and (vii) Lien, easement, right of way, or other imperfection of title agreements, conditions and restrictions that would be shown by a current survey, title report or physical inspections, and zoning building and other similar restrictions, in each case the existence of which does not, and would not reasonably be expected to, materially impair the value of, or use and enjoyment of, any Owned Real Property or any Leased Real Property, or materially adversely affect the operation by Company of its business (as conducted as of the date hereof) thereon.

            "Person" shall mean an individual, corporation, partnership, association, trust, any unincorporated organization or group (within the meaning of Section 13(d)(3) of the Exchange Act).

            "Premium Cap" shall have the meaning set forth in Section 4.09.

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            "Proxy Statement" shall have the meaning set forth in Section 3.21.

            "Real Property Lease" means each Agreement under which Company or any Subsidiary is landlord, sublandlord, tenant, subtenant or occupant with respect to real property.

            "Release" shall mean any active or passive release, spilling, emitting, pumping, emptying, escaping, leaking, dumping, injecting, pouring, deposit, disposing, discharging, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

            "Representatives" shall have the meaning set forth in Section 4.02(a).

            "Requisite Shareholder Vote" means the adoption of this Agreement by the shareholders of Company in accordance with the Certificate of Incorporation or By-Laws of Company and the BCL.

            "Rights" shall have the meaning set forth in Section 3.01(c).

            "Rights Agreement" shall mean that certain Rights Agreement, dated as of March 19, 1999 between Company and Continental Stock Transfer and Trust Company as Rights Agent thereunder.

            "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002.

            "SEC" shall mean the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder).

            "Share" shall have the meaning set forth in Section 1.06(a).

            "Stock Plans" shall have the meaning set forth in Section 1.09.

            "Subsidiary" shall mean any corporation, partnership, joint venture or other organization or entity, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by Company or by any one or more of its Subsidiaries, or by Company and one or more of its Subsidiaries or (ii) Company or any of its Subsidiaries is a general partner or managing member or otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

            "Superior Proposal" shall have the meaning set forth in Section 4.02(c).

            "Surviving Corporation" shall have the meaning set forth in Section 1.01.

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            "Taxes or Tax" means all federal, state, local and foreign taxes (including income or profits taxes, alternative or add-on minimum taxes, profits or excess profits taxes, premium taxes, occupation taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital levy taxes, prohibited transaction taxes, transfer taxes, value added taxes, employment and payroll-related taxes (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property taxes, business license taxes, occupation taxes, stamp taxes or duties, withholding or back up withholding taxes, import duties and other governmental charges and assessments), of any kind whatsoever, including charges, interest, additions to tax and penalties with respect thereto, it being agreed that the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being or ceasing to be a member of any affiliated group or being included or required to be included in any Tax Return.

            "Taxable Period" means any taxable year or any other period that is treated as a taxable year (or other period, or portion thereof, in the case of a Tax imposed with respect to such other period, e.g., a quarter) with respect to which any Tax may be imposed under any applicable Law.

            "Tax Returns" shall mean any return, declaration, report, statement, estimate, claim for refund, or information return or statement relating to, or required to be filed in connection with, any Taxes or Employee Benefit Plan, including any schedule, form, attachment or amendment.

            "Termination Fee" shall have the meaning set forth in Section 6.03(a).

            "Transactions" shall have the meaning set forth in Section 2.01.

            "Voting Debt" shall have the meaning set forth in Section 3.01(c).

[Signatures Appear On Next Page]

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            IN WITNESS WHEREOF, Parent, Acquisition Sub and Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUCKINGHAM CPAC, INC.

By:	/s/ Shail Sheth
Name:	Shail Sheth
Title:	President

BUCKINGHAM CPAC ACQUISITION CORP.

By:	/s/ Shail Sheth
Name:	Shail Sheth
Title:	President

CPAC, INC.

By:	/s/ Thomas N. Hendrickson
Name:	Thomas N. Hendrickson
Title:	President and Chief Executive Officer

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Index of Schedules and Exhibits*

Schedules

Schedule 1.09(b)        Option Cancellation Consideration

Schedule 3.01(b)         List of Subsidiaries

Schedule 3.01(c)         Options

Schedule 3.03(a)         Defaults

Schedule 3.06             Tax Returns

Schedule 3.06(c)         Tax Return Examinations

Schedule 3.06(d)         Tax Matters

Schedule 3.07             Absence of Changes

Schedule 3.09(e)         Environmental Claims

Schedule 3.09(f)         Hazardous Substances

Schedule 3.10(b)         Compliance with Laws

Schedule 3.11(a)         Title to Properties

Schedule 3.11(b)         Owned Real Property

Schedule 3.11(c)         Leased Real Property

Schedule 3.11(e)         Zoning Violations

Schedule 3.11(f)         Real Property Leased to Third Parties

Schedule 3.12             Insurance

Schedule 3.13(a)         Material Contracts

Schedule 3.14             Labor Matters

Schedule 3.15(a)         Employee Benefit Plans

Schedule 3.15(c)         Changes to Employee Benefit Plans

Schedule 3.15(f)         Employee Benefit Plan Payments

Schedule 3.16(b)         Listed Intellectual Property

Schedule 3.17             Undisclosed Liabilities

Schedule 3.18             Sufficiency of Assets

Schedule 3.19             Suppliers

Schedule 4.01             Conduct of Business Pending Closing

Schedule 4.13             Transaction Costs

Schedule 7.16(a)         Environmental Reports

Schedule 7.16(b)         Foreign Subsidiary Loan Agreements

Exhibits

Exhibit A                     Form of Option Cancellation Agreement

Copies of the foregoing schedules and exhibits will be furnished to the Securities and Exchange Commission upon request

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